Exhibit 5.1

O’Melveny & Myers LLP	T: +1 415 984 8700
Two Embarcadero Center	omm.com
28ᵗʰ Floor
San Francisco, CA 94111

June 17, 2020

Centrus Energy Corp.

6901 Rockledge Drive, Suite 800

Bethesda, Maryland 20817

Re:	Centrus Energy Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Centrus Energy Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2020 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s proposed offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an aggregate of up to $100,000,000 of the following securities:

(i)	shares of the Company’s Class A common stock, par value $0.10 per share (the “Common Stock”);

(ii)	shares of the Company’s Series A Participating Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), in one or more series;

(ii)	shares of the Company’s preferred stock, par value $0.10 per share (the “Preferred Stock”), in one or more series;

(iii)	senior or subordinated debt securities of the Company, in one or more series (the “Debt Securities”), to be issued pursuant to an indenture to be entered into between the Company and a national banking association or other eligible party, as trustee (the “Trustee”), in the form attached as Exhibit 4.4 to the Registration Statement (the “Base Indenture”), and any supplements or officer’s certificates thereto establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”);

(iv)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (individually or collectively, the “Warrants”) to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants;

(v)	rights to purchase any Company Securities (as defined below) (individually or collectively, the “Rights”) to be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and

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June 17, 2020

(vi)	units consisting of two or more series of Common Stock, Preferred Stock, Debt Securities, Warrants, and/or Rights (the “Units” and together with the Common Stock, Preferred Stock, Debt Securities, Warrants and Rights, the “Company Securities”) to be issued pursuant to one or more unit agreements (each, a “Unit Agreement” and, together with the Base Indenture, Supplemental Indenture Documents, Warrant Agreements and Rights Agreements, the “Agreements”) between the Company and a unit agent to be appointed prior to the issuance of Units.

In our capacity as counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the form of Indenture filed as Exhibit 4.4 to the Registration Statement;

(iii)	the Amended and Restated Certificate of Incorporation of the Company, including all amendments thereto, as presently in effect (the “Company’s Certificate of Incorporation”);

(iv)	the Amended and Restated Bylaws of the Company, as presently in effect (the “Company’s Bylaws” and, together with the Company’s Certificate of Incorporation, the “Organizational Documents”); and

(v)	resolutions of the board of directors of the Company (the “Board of Directors”) relating to the registration of the Company Securities, as applicable, and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Rights Agreements and the Unit Agreements and that such choice is a valid and legal provision. To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

June 17, 2020

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Company Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (ii) a prospectus supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Company Securities offered thereby and any other matters required thereby and will comply with applicable law, (iii) the definitive terms of the issuance and sale of each class or series of Company Securities will have been duly established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and in conformity with the applicable Organizational Documents and applicable law (including (A) the due reservation of any shares of Common Stock, Series A Preferred Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Company Securities or pursuant to the Section 382 Rights Agreement of the Company, as amended, for Common Stock, Series A Preferred Stock or Preferred Stock (a “Convertible Security”), and (B) the execution (in the case of certificated Company Securities), delivery and performance of the Company Securities and any related documentation referred to in paragraphs 1 through 6 below shall have been duly completed and shall remain in full force and effect), (iv) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Company’s Certificate of Incorporation and other relevant documents; (v) in the case of Debt Securities, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the relevant Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA; (vi) all Company Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement; and (vii) there has not occurred any change in law or further action by the Board of Directors, in any case affecting the validity or enforceability of such security. We have also assumed that none of the terms of any Company Security to be established after the date hereof, nor the issuance and delivery of such Company Security, nor the compliance by the Company with the terms of such Company Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.             When an issuance of Common Stock or Series A Preferred Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of Common Stock or Series A Preferred Stock will be validly issued, fully paid and nonassessable.

June 17, 2020

2.             When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation, as may be duly amended, modified or replaced, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.            With respect to any series of Debt Securities offered under the Registration Statement when (i) the specific terms of the particular Debt Securities have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture Documents; (ii) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed, authenticated, issued and delivered by the Trustee and the Company, and (iii) the Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement (including, in the case of “book-entry” Debt Securities, such Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

June 17, 2020

4.             With respect to any Warrants offered under the Registration Statement, when (i) the Common Stock, Preferred Stock or Debt Securities relating to such Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement, such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.             With respect to any Rights offered under the Registration Statement, when (i) the Company Securities relating to such Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement, such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

6.             With respect to any Units offered under the Registration Statement, when (i) the Company Securities relating to such Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement, such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York and the current General Corporation Law of the State of Delaware. The law covered in paragraphs 3, 4, 5 and 6 of this opinion as to the enforceability of the Debt Securities, the Warrants, the Rights and the Unit Agreements is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

June 17, 2020

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Company Securities.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the effectiveness date of the Registration Statement and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Very truly yours,

/s/ O’Melveny & Myers LLP